Exhibit 99.1

NEWS RELEASE
July 28, 2021

Tetra Tech Reports Record Third Quarter 2021 Results

•	Revenue of $802 million, up 13% Y/Y
•	Record Net Revenue of $638 million, up 14% Y/Y
•	EPS $0.95, up 14% Y/Y; up 22% Y/Y on an Adjusted Basis
•	Record Backlog of $3.25 billion, book-to-bill 1.12x

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK), a leading provider of high-end consulting and engineering services, today announced results for the third quarter ended June 27, 2021.

Third Quarter Results

Revenue in the third quarter totaled $802 million, up 13% year-over-year. Tetra Tech achieved record quarterly revenue, net of subcontractor costs (net revenue)1, of $638 million, up 14% year-over-year. EPS was $0.95 up 14% and up 22% on an adjusted basis year-over-year. Cash flow from operations was $69 million and days sales outstanding (“DSO”) declined five days year-over-year to 65 days, the lowest level in over 10 years. Backlog grew to an all-time high of $3.25 billion with increased orders for water and environmental services.

Acquisition of Hoare Lea

After the completion of the third quarter, on July 27, 2021, Tetra Tech announced that it has acquired Hoare Lea, a leader in sustainable engineering design. Established in 1862, Hoare Lea is an award-winning, high-end consultancy firm in the United Kingdom, with more than 900 employees. The addition of Hoare Lea further advances Tetra Tech’s industry-leading sustainable buildings solutions for commercial and government clients.

Quarterly Dividend and Share Repurchase Program

On July 26, 2021, Tetra Tech’s Board of Directors declared a $0.20 per share dividend, an 18% increase over the prior year, payable on September 3, 2021 to stockholders of record as of August 20, 2021. In the third quarter, Tetra Tech repurchased $15 million of common stock. Additionally, as of June 27, 2021, the Company had $163 million remaining under the approved share repurchase program.

Chairman and CEO Comments

Tetra Tech’s Chairman and CEO, Dan Batrack, commented, “Our business generated record third quarter results driven by strong double-digit revenue growth in both our U.S. state & local and international businesses. The demand to address the challenges of global climate change and sustainable infrastructure priorities are well aligned with our market leading positions in water and environment. Our Leading with Science® approach is in more demand than ever and augmented by Tetra Tech Delta, our suite of proprietary technologies and analytical tools. We continued to invest in long-term strategic growth areas by adding Hoare Lea who joins our global High Performance Buildings practice. Given our results to date and outlook, we are increasing our guidance outlook for fiscal 2021.”

1 Non-GAAP financial measures which the Company believes provide valuable perspectives on its business results. Refer to Reconciliation of GAAP and non-GAAP Items.

Nine-Month Results

For the nine-month period, Tetra Tech achieved record results, including all-time highs for revenue, net revenue, operating income, EPS and cash flow. Revenue for the nine-month period was $2.32 billion and net revenue was $1.84 billion. Operating income was $197 million, up 13% compared to the same period in fiscal 2020, and EPS increased 17% to $2.74. Cash flow from operations was $227 million, up 16% year-over-year.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking and the actual results could differ materially. These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release. The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects EPS for the fourth quarter of fiscal 2021 to range from $0.95 to $1.00 and net revenue to range from $650 million to $700 million. For fiscal 2021, Tetra Tech is increasing its guidance outlook and now expects EPS to range $3.69 to $3.74, and net revenue to range from $2.50 billion to $2.55 billion. 2

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the third quarter of fiscal 2021 results through a link posted on the Company’s website at tetratech.com on July 29, 2021 at 8:00 a.m. (PT).

2 Reconciliation of the net revenue guidance to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict the magnitude and timing of all the components required to provide such reconciliation with sufficient precision.

Reconciliation of GAAP and Non-GAAP Items

In thousands (except EPS data)

	Three Months Ended			Nine Months Ended
	June 27, 2021	June 28, 2020	% Y/Y	June 27, 2021	June 28, 2020	% Y/Y
Revenue	$801,633	$709,771	13%	$2,321,500	$2,241,527	4%
Subcontractor costs	(163,590)	(149,494)		(478,461)	(482,768)
Net revenue	$638,043	$560,277	14%	$1,843,039	$1,758,759	5%

EPS	$0.95	$0.83	14%	$2.74	$2.34	17%
Earn-out adjustments	–	0.01		–	(0.01)
Non-core dispositions	–	(0.06)		–	(0.10)
COVID-19	–	–		–	0.11
Adjusted EPS	$0.95	$0.78	22%	$2.74	$2.34	17%

About Tetra Tech

Tetra Tech is a leading provider of high-end consulting and engineering services for projects worldwide. With 21,000 associates working together, Tetra Tech provides clear solutions to complex problems in water, environment, sustainable infrastructure, renewable energy, and international development. We are Leading with Science® to provide sustainable and resilient solutions for our clients. For more information about Tetra Tech, please visit tetratech.com, follow us on Twitter (@TetraTech), or like us on Facebook.

CONTACTS:
Jim Wu, Investor Relations
Charlie MacPherson, Media & Public Relations
(626) 470-2844

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as "anticipate," "expect," "could," "may," "intend," "plan" and "believe," among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. A variety of factors, many of which are beyond our control, could cause actual future results or events to differ materially from those projected in the forward-looking statements in this release, including but not limited to: the impact of the COVID-19 pandemic; continuing worldwide political and economic uncertainties; the U.S. Administration’s potential changes to fiscal policies; the cyclicality in demand for our overall services; the fluctuation in demand for oil and gas, and mining services; risks related to international operations; concentration of revenues from U.S. government agencies and potential funding disruptions by these agencies; dependence on winning or renewing U.S. government contracts; the delay or unavailability of public funding on U.S. government contracts; the U.S. government’s right to modify, delay, curtail or terminate contracts at its convenience; compliance with government procurement laws and regulations; credit risks associated with certain clients in certain geographic areas or industries; acquisition strategy and integration risks; goodwill or other intangible asset impairment; the failure to comply with worldwide anti-bribery laws; the failure to comply with domestic and international export laws; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the ability of our employees to obtain government granted eligibility; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate workforce utilization; the use of the percentage-of-completion method of accounting; the inability to accurately estimate and control contract costs; the failure to adequately recover on our claims for additional contract costs; the failure to win or renew contracts with private and public sector clients; growth strategy management; backlog cancellation and adjustments; risks relating to cyber security breaches; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; requirements to pay liquidated damages based on contract performance; the adoption of new legal requirements; changes in resource management, environmental or infrastructure industry laws, regulations or programs; changes in capital markets and the access to capital; credit agreement covenants; industry competition; liability related to legal proceedings, investigations, and disputes; the availability of third-party insurance coverage; the ability to obtain adequate bonding; employee, agent, or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to reports and opinions; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; stock price volatility; the ability to impede a business combination based on Delaware law and charter documents; and other risks and uncertainties as may be described in Tetra Tech’s periodic filings with the Securities and Exchange Commission, including those described in the “Risk Factors” section of Tetra Tech’s Annual Report on Form 10-K for the fiscal year ended September 27, 2020, and Tetra Tech’s Quarterly Reports on Form 10-Q for fiscal year 2021, as well as in Tetra Tech’s other filings with the SEC. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release. Tetra Tech does not intend to update forward-looking statements and expressly disclaims any obligation to do so.

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures within the meaning of Regulation G under the Securities Exchange Act of 1934, as amended. We provide these non-GAAP financial measures because we believe they provide a valuable perspective on our financial results. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, GAAP measures. In addition, other companies may define non-GAAP measures differently which limits the ability of investors to compare non-GAAP measures of Tetra Tech to those used by our peer companies. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is included in this release.

 Tetra Tech, Inc.

Consolidated Balance Sheets

(unaudited - in thousands, except par value)

	June 27, 2021	September 27, 2020
Assets
Current assets:
Cash and cash equivalents	$234,266	$157,515
Accounts receivable, net	664,393	649,035
Contract assets	91,405	92,632
Prepaid expenses and other current assets	95,576	81,094
Income taxes receivable	20,781	19,509
Total current assets	1,106,421	999,785

Property and equipment, net	36,001	35,507
Right-of-use assets, operating leases	213,236	239,396
Investments in unconsolidated joint ventures	8,180	7,332
Goodwill	1,051,796	993,498
Intangible assets, net	9,160	13,943
Deferred tax assets	34,627	32,052
Other long-term assets	51,500	57,045
Total assets	$2,510,921	$2,378,558

Liabilities and Equity
Current liabilities:
Accounts payable	$132,602	$111,804
Accrued compensation	193,185	199,801
Contract liabilities	179,127	171,905
Short-term lease liabilities, operating leases	64,911	69,650
Current portion of long-term debt and other short-term borrowings	16,252	49,264
Current contingent earn-out liabilities	16,320	16,142
Other current liabilities	208,951	174,890
Total current liabilities	811,348	793,456

Deferred tax liabilities	17,715	16,316
Long-term debt	234,020	242,395
Long-term lease liabilities, operating leases	173,080	191,955
Long-term contingent earn-out liabilities	14,904	16,475
Other long-term liabilities	67,359	80,588

Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares
issued and outstanding at June 27, 2021 and September 27, 2020	-	-
Common stock - authorized, 150,000 shares of $0.01 par value; issued and outstanding, 54,071 and 53,797 shares at June 27, 2021 and
September 27, 2020, respectively	541	538
Accumulated other comprehensive loss	(102,401)	(161,786)
Retained earnings	1,294,260	1,198,567
Tetra Tech stockholders' equity	1,192,400	1,037,319
Noncontrolling interests	95	54
Total stockholders' equity	1,192,495	1,037,373
Total liabilities and stockholders' equity	$2,510,921	$2,378,558

Tetra Tech, Inc.
Consolidated Statements of Income
(unaudited - in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 27,	June 28	June 27,	June 28
	2021	2020	2021	2020
Revenue	$801,633	$709,771	$2,321,500	$2,241,527
Subcontractor costs	(163,590)	(149,494)	(478,461)	(482,768)
Other costs of revenue	(512,347)	(445,880)	(1,488,549)	(1,437,625)
Gross profit	125,696	114,397	354,490	321,134
Selling, general and administrative expenses	(55,859)	(50,822)	(157,788)	(148,299)
Contingent consideration - fair value adjustments	(30)	(50)	163	1,521
Income from operations	69,807	63,525	196,865	174,356
Interest expense	(2,737)	(3,564)	(8,585)	(10,412)

Income before income tax expense	67,070	59,961	188,280	163,944

Income tax expense	(15,146)	(14,458)	(38,380)	(34,710)

Net income	51,924	45,503	149,900	129,234

Net income attributable to noncontrolling interests	(21)	(6)	(44)	(29)

Net income attributable to Tetra Tech	$51,903	$45,497	149,856	$129,205

Earnings per share attributable to Tetra Tech:
Basic	$0.96	$0.84	$2.77	$2.38

Diluted	$0.95	$0.83	$2.74	$2.34

Weighted-average common shares outstanding:
Basic	54,117	53,985	54,095	54,366

Diluted	54,666	54,692	54,698	55,161

Tetra Tech, Inc.
Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Nine Months Ended
	June 27,	June 28,
	2021	2020
Cash flows from operating activities:
Net income	$149,900	$129,234

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,811	19,066
Equity in income of unconsolidated joint ventures	(3,513)	(5,200)
Distributions of earnings from unconsolidated joint ventures	2,773	5,280
Amortization of stock-based awards	16,261	13,494
Deferred income taxes	123	2,767
Provision for losses on accounts receivables	(4,355)	539
Fair value adjustments to contingent consideration	(163)	(1,521)
Gain on sale of property and equipment	(110)	(9,693)

Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable and contract assets	15,354	148,818
Prepaid expenses and other assets	17,243	1,566
Accounts payable	19,712	(98,029)
Accrued compensation	(7,332)	(39,978)
Contract liabilities	3,083	17,328
Other liabilities	1,389	10,305
Income taxes receivable/payable	(638)	574
Net cash provided by operating activities	226,538	194,550

Cash flows from investing activities:
Payments for business acquisitions, net of cash acquired	(17,154)	(28,505)
Capital expenditures	(6,234)	(9,360)
Proceeds from sale of property and equipment	333	17,162
Net cash used in investing activities	(23,055)	(20,703)

Cash flows from financing activities:
Proceeds from borrowings	165,570	298,364
Repayments on long-term debt	(173,895)	(297,856)
Bank overdrafts	(33,770)	-
Repurchases of common stock	(45,000)	(102,188)
Taxes paid on vested restricted stock	(17,589)	(11,143)
Stock options exercised	10,703	8,263
Dividends paid	(29,241)	(25,590)
Payments of contingent earn-out liabilities	(12,374)	(22,434)
Principal payments on finance leases	(1,908)	-
Net cash used in financing activities	(137,504)	(152,584)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	10,772	(334)

Net increase in cash, cash equivalents and restricted cash	76,751	20,929
Cash, cash equivalents and restricted cash at beginning of period	157,515	120,901
Cash, cash equivalents and restricted cash at end of period	$234,266	$141,830

Supplemental information:
Cash paid during the period for:
Interest	$7,044	$9,738
Income taxes, net of refunds received of $2.0 million and $1.4 million	$36,664	$30,259

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$234,266	$141,658
Restricted cash	-	172
Total cash, cash equivalents and restricted cash	$234,266	$141,830

Tetra Tech, Inc.

Regulation G Information

June 27, 2021

Reconciliation of Revenue to Revenue, Net of Subcontractor Costs ("Net Revenue")

(in millions)
			2020							2021
	2018	2019	1st Qtr	2nd Qtr	6 mos	3rd Qtr	9 mos	4th Qtr	Total	1st Qtr	2nd Qtr	6 mos	3rd Qtr	9 mos
Consolidated
Revenue (As Reported)	2,964.1	3,107.3	797.6	734.1	1,531.7	709.8	2,241.5	753.4	2,994.9	765.1	754.8	1,519.9	801.6	2,321.5
RCM / Non-Cash Claims	(3.6)	15.2	(0.1)	-	(0.1)	(0.1)	(0.2)	-	(0.2)	-	(0.5)	(0.5)	(0.1)	(0.6)
Adjusted Revenue	2,960.5	3,122.5	797.5	734.1	1,531.6	709.7	2,241.3	753.4	2,994.7	765.1	754.3	1,519.4	801.5	2,320.9
Adjusted Subcontractor Costs	(751.8)	(716.4)	(183.5)	(149.6)	(333.1)	(149.4)	(482.7)	(163.6)	(646.1)	(159.9)	(155.0)	(314.9)	(163.5)	(478.4)
Adjusted Net Revenue	2,208.7	2,406.1	614.0	584.5	1,198.5	560.3	1,758.6	589.8	2,348.6	605.2	599.3	1,204.5	638.0	1,842.5

GSG Segment
Revenue	1,694.9	1,820.7	457.4	436.9	894.3	432.2	1,326.5	452.4	1,778.9	468.7	473.8	942.5	488.7	1,431.2
Subcontractor Costs	(482.6)	(491.4)	(127.7)	(115.9)	(243.6)	(112.9)	(356.5)	(122.3)	(478.8)	(123.8)	(126.7)	(250.5)	(132.8)	(383.2)
Adjusted Net Revenue	1,212.3	1,329.3	329.7	321.0	650.7	319.3	970.0	330.1	1,300.1	344.9	347.1	692.0	355.9	1,048.0

CIG Segment
Revenue	1,323.1	1,342.5	351.2	308.4	659.6	291.0	950.6	315.5	1,266.1	311.1	293.1	604.2	327.4	931.6
Non-Cash Claims	10.6	13.7	-	-	-	-	-	-	-	-	-	-	-	-
Adjusted Revenue	1,333.7	1,356.2	351.2	308.4	659.6	291.0	950.6	315.5	1,266.1	311.1	293.1	604.2	327.4	931.6
Subcontractor Costs	(337.4)	(279.5)	(66.9)	(44.9)	(111.8)	(50.0)	(161.8)	(55.7)	(217.5)	(50.8)	(40.9)	(91.7)	(45.4)	(137.1)
Adjusted Net Revenue	996.3	1,076.7	284.3	263.5	547.8	241.0	788.8	259.8	1,048.6	260.3	252.2	512.5	282.0	794.5

RCM Segment
Revenue	14.2	(1.5)	0.1	-	0.1	0.1	0.2	-	0.2	-	0.5	0.5	0.1	0.6
Subcontractor Costs	(11.6)	(1.3)	(0.1)	-	(0.1)	(0.1)	(0.2)	-	(0.2)	-	0.1	0.1	(0.1)	-
Net Revenue	2.6	(2.8)	-	-	-	-	-	-	-	-	0.6	0.6	-	0.6

Reconciliation of Net Income Attributable to Tetra Tech to EBITDA

(in thousands)
			2020							2021
	2018	2019	1st Qtr	2nd Qtr	6 mos	3rd Qtr	9 mos	4th Qtr	Total	1st Qtr	2nd Qtr	6 mos	3rd Qtr	9 mos
Net Income Attributable to Tetra Tech	136,883	158,668	47,310	36,398	83,708	45,497	129,205	44,654	173,859	52,436	45,517	97,953	51,903	149,856
Interest Expense[1]	15,524	13,626	3,348	3,500	6,848	3,564	10,412	2,688	13,100	3,026	2,823	5,849	2,737	8,585
Depreciation[2]	19,592	17,285	3,293	3,133	6,426	3,686	10,112	2,905	13,017	2,882	3,073	5,955	3,070	9,026
Amortization[2]	18,249	11,559	2,942	3,442	6,384	2,570	8,954	2,640	11,594	3,356	2,213	5,569	2,216	7,785
Contingent Consideration	5,753	3,085	-	(971)	(971)	550	(421)	(12,950)	(13,371)	-	-	-	-	-
Goodwill Impairment	-	7,755	-	-	-	-	-	15,800	15,800	-	-	-	-	-
Income Tax Expense (Benefit)	37,605	16,375	12,637	7,615	20,252	14,458	34,710	19,391	54,101	10,778	12,456	23,234	15,146	38,380

EBITDA	233,606	228,353	69,530	53,117	122,647	70,325	192,972	75,128	268,100	72,478	66,082	138,560	75,072	213,632

Acquisition & Integration Expenses	-	10,351	-	-	-	-	-	-	-	-	-	-	-	-
Non-Core Dispositions	3,434	10,945	(800)	(2,184)	(2,984)	(4,493)	(7,477)	(1,047)	(8,524)	-	-	-	-	-
RCM / Non-Cash Claims	16,836	19,526	-	-	-	-	-	-	-	-	-	-	-	-
COVID-19	-	-	-	8,233	8,233	-	8,233	-	8,233	-	-	-	-	-

Adjusted EBITDA	253,876	269,175	68,730	59,166	127,896	65,832	193,728	74,081	267,809	72,478	66,082	138,560	75,072	213,632

1 Includes amortization of deferred financing fee

2 Varies slightly from the Statements of Cash Flows, which includes amortization of deferred financing fee